EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of September 29, 2003 (this "Agreement"), is made by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), with headquarters located at 6744 South Howell Avenue, Oak Creek, WI 53154, and the investors named on the signature pages hereto (each of whom is hereinafter referred to as an "Initial Investor" and all of whom collectively are hereinafter referred to as the "Initial Investors").


                                    RECITALS:

     A. In connection with the Securities Purchase Agreement, dated September 29, 2003, by and among the Initial Investors and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to the Initial Investors 1,882,353 shares of the Company's common stock, par value $.01 per share (the "Common Shares" and, together with any associated Rights (as defined in the Purchase Agreement), the "Securities").

     B. To induce the Initial Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws with respect to the Securities.


                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     1.1. "Agreement" has the meaning set forth in the introduction to this Agreement.

     1.2. "Automatic Grace Period" has the meaning set forth in Section 3.6(b).

     1.3. "Business Day" means any day other than a Saturday, Sunday or other day on which the SEC is authorized or required by law to remain closed.

     1.4. "Claims" has the meaning set forth in Section 6.1.

     1.5. "Closing Date" has the meaning set forth in the Purchase Agreement.

     1.6. "Common Shares" has the meaning set forth in Recital A.

     1.7. "Company" has the meaning set forth in the introduction to this Agreement.

     1.8. "Company Indemnified Person" has the meaning set forth in Section 6.2.

     1.9. "Company Representative" has the meaning set forth in Section 3.9.

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     1.10. "Continuing Late Effective Payment" has the meaning set forth in
Section 2.4(a).

     1.11. "Event" has the meaning set forth in Section 3.6(a).

     1.12. "Excess Suspension Payment" has the meaning set forth in Section 2.4(b).

     1.13. "Exchange Act" has the meaning set forth in Section 1.21.

     1.14. "Force Majeure" has the meaning set forth in Section 2.5.

     1.15. "Fund" has the meaning set forth in Section 11.14.

     1.16. "Grace Period" means an Automatic Grace Period or an Optional Grace Period.

     1.17. "Indemnified Person" has the meaning set forth in Section 6.3.

     1.18. "Initial Investor" or "Initial Investors" have the respective meanings set forth in the introduction to this Agreement.

     1.19. "Inspectors" has the meaning set forth in Section 3.8.

     1.20. "Inspector Representative" has the meaning set forth in Section
3.8(b).

     1.21. "Investors" means the Initial Investors and any of their permitted transferees or assignees under Article IX who receive or acquire Registrable Securities and agree to become bound by the provisions of this Agreement in accordance with Article IX, but only for so long as such person holds Registrable Securities, except as otherwise provided in Article VI; provided that no such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is a member of the National Association of Securities Dealers, Inc.

     1.22. "Investor Delay" has the meaning set forth in Section 2.4(b).

     1.23. "Investor Indemnified Person" has the meaning set forth in Section
6.1.

     1.24. "Investor Representative" has the meaning set forth in Section
3.6(a).

     1.25. "Investors' Legal Counsel" has the meaning set forth in Section 2.6.

     1.26. "NYSE" means the New York Stock Exchange.

     1.27. "Optional Grace Period" has the meaning set forth in Section 3.6(c).

     1.28. "Plan of Distribution" has the meaning set forth in Section 2.1.

     1.29. "Purchase Agreement" has the meaning set forth in Recital A.

     1.30. "Records" has the meaning set forth in Section 3.8.

     1.31. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing the Registration Statement in compliance with the Securities Act and, in particular, pursuant to Rule 415 under the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

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     1.32. "Registrable Securities" means the Common Shares sold pursuant to the
Purchase Agreement, any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Common Shares and any associated Rights (as defined in the Purchase Agreement), except that any such securities will cease to be Registrable Securities at such time as they have been sold under the Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k).

     1.33. "Registration Period" has the meaning set forth in Section 3.1.

     1.34. "Registration Statement" means the Registration Statement(s) of the Company filed with the SEC under the Securities Act pursuant to Section 2.1, including all amendments (pre-effective or post-effective) and supplements thereto and all documents incorporated by reference therein.

     1.35. "Required Effective Date" has the meaning set forth in Section 2.2.

     1.36. "Required Filing Date" has the meaning set forth in Section 2.1.

     1.37. "Rights" has the meaning set forth in Recital A.

     1.38. "Rule 415" means Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

     1.39. "Rule 144" means Rule 144 under the Securities Act, or any successor rule, and any applicable rules and regulations thereunder.

     1.40. "Securities" has the meaning set forth in Recital A.

     1.41. "Securities Act" has the meaning set forth in Recital B.

     1.42. "SEC" has the meaning set forth in Section 1.31.

     1.43. "Violations" has the meaning set forth in Section 6.1.

                                   ARTICLE II
                                  REGISTRATION

     2.1. Mandatory Registration. The Company will use its reasonable best efforts to prepare and file the Registration Statement with the SEC within five
(5) Business Days after the Closing Date (the "Required Filing Date"), on Form S-3, if available, registering all of the Registrable Securities for resale in accordance with the "Plan of Distribution" attached hereto as Exhibit A. This Registration Statement shall register only the Registrable Securities. If Form S-3 is not available at that time, then the Company will use its reasonable best efforts to file the Registration Statement by the Required Filing Date on such form as is then available to effect a registration of the Registrable Securities.

     2.2. Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement contemplated by the previous Section to be declared effective by the SEC within sixty (60) calendar days after the Closing Date and in any event no later than ninety (90) calendar days after the Closing Date (the "Required Effective Date"). The Company's reasonable best efforts will include, but are not to be limited to, promptly responding to all comments received from the staff of the SEC.

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     2.3. Ineligibility for Form S-3. The Company does not currently meet the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Securities. The Company represents, warrants and covenants that it has filed and will use its reasonable best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain, as soon as practicable, and then maintain eligibility for the use of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or on another appropriate form reasonably acceptable to the holders of at least two-thirds of the Registrable Securities and (ii) undertake to convert such Registration Statement on Form S-1 (or such other appropriate form) to the Registration Statement on Form S-3 as soon as the Company is eligible to register the resale of the Registrable Securities on Form S-3.

     2.4. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

          (a) If the Registration Statement has not been declared effective by the Required Effective Date, then the Company will make one or more payments to each Investor under this subsection (a) (each, a "Continuing Late Effective Payment"). The Continuing Late Effective Payment for each Investor for each calendar month after the Required Effective Date that the Registration Statement has not been declared effective will be an amount equal to 1.00% of the purchase price paid for the Common Shares purchased by such Investor that are held by such Investor on the respective last calendar day of the period to which the Continuing Late Effective Payment in question relates. The Continuing Late Effective Payment will be prorated on a daily basis for periods less than a calendar month. Subject to subsection (c), the Company will make the Continuing Late Effective Payment to each Investor by check (or by wire transfer if the payment exceeds $10,000 in amount and the Company has wire transfer instructions from the Investor) within ten (10) Business Days following the end of each calendar month as to which payment hereunder is due.

          (b) Except in connection with any conversion of the Registration Statement from Form S-1 (or another form) to Form S-3 pursuant to Section
     2.3 and except in connection with any delays that are attributable to changes to the Plan of Distribution pursuant to Section 3.12 and any delays that are attributable to amendments to the Registration Statement to include an Investor's Registrable Securities pursuant to Section 4.1 (each, an "Investor Delay"), if at any time during the Registration Period, on any day after such Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included in such Registration Statement cannot be made for a period of more than thirty
     (30) Business Days in the aggregate during any 12-month period (other than during a Grace Period or any Investor Delay) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient Common Shares), then the Company will make a payment to each Investor (each, an "Excess Suspension Payment"). The Excess Suspension Payment for each Investor for each thirty (30) Business Day period during which sales cannot be made in excess of such thirty (30) Business Day period will be an amount equal to 1.00% of the purchase price paid for the Common Shares purchased by such Investor that are held by such Investor on the respective last Business Day of the thirty (30) Business Day period in question. The Excess Suspension Payment will be prorated on a daily basis for periods less than thirty (30) Business Days. Subject to subsection (c), the Company will make the Excess Suspension Payment to each Investor by check (or by wire transfer if the payment exceeds $10,000 in amount and the Company has wire transfer instructions from the

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     Investor) within ten (10) Business Days following the end of each thirty
     (30) Business Day period as to which payment hereunder is due.

          (c) Upon the reasonable request of the Company in writing, an Investor shall promptly deliver to the Company in writing information regarding the Investor's Common Shares (together with reasonable supporting documentation) to enable the Company to calculate the amount of any payment due under this Section 2.4. Until the Investor has responded to such a reasonable request, the Company may withhold any payment due under this
     Section 2.4 until the fourth Business Day after the Investor delivers such information.

          (d) The Investors may make a claim for additional damages as a remedy for the Company's failure to comply with the timelines relating to the Registration Statement set forth in this Agreement, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Notwithstanding the foregoing, if the Company has used its reasonable best efforts to avoid circumstances as a result of which the Registration Statement has not been declared effective by the Required Effective Date or sales cannot be made under the Registration Statement during the Registration Period (other than during a Grace Period or any Investor Delay), then the damages described above shall be the Investors' sole and exclusive remedy for damages arising out of such circumstances. Nothing contained in the preceding sentence shall be read to limit the ability of the Investors to seek specific performance of this Agreement.

     2.5. Force Majeure. The Company shall not be deemed in breach of its commitments under Article II and no payments by the Company as set forth in
Article II shall be required to the extent that the Company is unable to fulfill its obligations hereunder in a timely fashion because the SEC and/or the NYSE are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, "Force Majeure" means (i) war or armed hostilities or other national or international calamity, or one or more acts of terrorism, or (ii) a natural disaster or storm.

     2.6. Investors' Legal Counsel. Subject to Article V, the Company will permit a single firm of legal counsel, designated in writing by the Investors holding a majority in interest of Registrable Securities (such firm of legal counsel, or any properly designated successor, "Investors' Legal Counsel"), to review and oversee any registration pursuant to this Article II, which shall initially be Quarles & Brady LLP. The Company and Investors' Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                                  ARTICLE III
                     ADDITIONAL OBLIGATIONS OF THE COMPANY

     At such time as the Company is obligated to file the Registration Statement with the SEC pursuant to Section 2.1, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     3.1. Acceleration of Effectiveness. The Company shall submit to the SEC, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. Notwithstanding anything else in this Agreement to the contrary, the Company shall notify each representative of an Investor named on such Investor's signature page, if any, of the effectiveness of the Registration Statement on the same day that the SEC notifies the Company that it has declared the Registration Statement effective (the Company will

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send such notice as soon as reasonably possible on the day that the Registration
Statement is declared effective, and in any event no later than 5:00 p.m., Central Time, on such day). The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

     3.2. Compliance with Securities Act. The Company will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or such securities shall cease to be Registrable Securities.

     3.3. Pre-filing Review of Registration Statement. The Company shall (a) permit Investors' Legal Counsel to review and comment upon (i) the Registration Statement by delivering a draft thereof at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form l0-Q and Current Reports on Form 8-K and any similar or successor reports) by delivering drafts thereof within a reasonable number of days prior to their filing with the SEC, and (b) not file the Registration Statement or amendment or supplement thereto in a form to which Investors' Legal Counsel reasonably objects. Except as may be required under Section 3.1, the Company shall not submit a request for acceleration of the effectiveness of the Registration Statement or any amendment or supplement thereto without the prior approval of Investors' Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Investors' Legal Counsel, without charge,
(x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement, (y) as promptly as possible after the same is prepared and filed with the SEC, one copy of the Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (z) upon the effectiveness of the Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Investors' Legal Counsel in performing the Company's obligations pursuant to this Article III.

     3.4. Copies of Registration Statement and Prospectus. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of the Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time to facilitate the disposition of the Registrable Securities owned by such Investor.

     3.5. Blue Sky Laws. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of all

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applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (v) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.5, (w) subject itself to general taxation in any such jurisdiction (x) file a general consent to service of process in any such jurisdiction, (y) provide any undertakings that cause material expense or burden to the Company, or (z) make any change in its charter or bylaws. The Company shall promptly notify Investors' Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     3.6. Suspension of Sale and Resale Rights.

          (a) During the Registration Period, the Company will notify by facsimile Investors' Legal Counsel and each Investor who holds Registrable Securities being sold pursuant to the Registration Statement of the happening of any event (except as provided in Section 3.6(c)), as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each an "Event"). Such notice shall not contain any material, nonpublic information, and in no event will the Company disclose to any Investor any of the facts or circumstances regarding any Event. Each Investor will hold in confidence and will not make any disclosure of any Event and any related information disclosed by the Company unless (i) the release of such information is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or government body of competent jurisdiction, (ii) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Investor),
     (iii) the information was developed independently by an Investor without breach of this Agreement, (iv) the information was known to the Investor before receipt of such information from the Company or (v) the information was disclosed to the Investor by a third party not under an obligation of confidentiality. However, an Investor may make disclosure of an Event and/or any related information disclosed by the Company to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Investor ("Investor Representative"), if the Investor advises the Investor Representative of the confidentiality provisions of this Section 3.6(a), but the Investor will be liable for any act or omission of any of its Investor Representatives relative to such information as if the act or omission was that of the Investor. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of such confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such confidential information.

          (b) If the Registration Statement ceases to be effective or the prospectus related thereto ceases to be usable at any time during the Registration Period, including as a result of the occurrence of an Event under Section 3.6(a), then the Company will promptly

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     prepare and file with the SEC a supplement or amendment to such
     Registration Statement to correct such untrue statement or omission or to otherwise update and modify the Registration Statement and the prospectus as required by applicable law and use its reasonable best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. In any event, the Company shall file any such post-effective amendment within twelve (12) Business Days and any such supplement within four (4) Business Days, in each case after the Company becomes aware of the related circumstances. Sales and resales of Registrable Securities shall be suspended until the Company has filed such post-effective amendment or supplement to the Registration Statement or prospectus that cures such failure to be effective or useable and that is itself, in the case of a post-effective amendment, declared effective, and the Company will promptly notify Investors' Legal Counsel and each Investor of such suspension in writing. As used herein, "Automatic Grace Period" shall mean any of the following: (i) the twelve (12) Business Day period referred to above for the filing of an amendment or the four (4) Business Day period referred to above for the filing of a supplement; and (ii) the time from and including the filing of any such post-effective amendment and such post-effective amendment being declared effective, provided that in no event shall the period under this clause (ii) exceed ten (10) Business Days if such post-effective amendment receives no review by the SEC or twenty (20) business days if such post-effective amendment is reviewed by the SEC. The Company will also promptly notify Investors' Legal Counsel and each Investor in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Investors' Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (B) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, and (C) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

          (c) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company following consultation with legal counsel, in the best interest of the Company and otherwise required (an "Optional Grace Period"), provided that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to an Optional Grace Period (such notice shall not contain any material, nonpublic information, and in no event will the Company disclose to any Investor any of the related facts or circumstances) and the date on which the Optional Grace Period will begin and (ii) notify the Investors in writing of the date on which the Optional Grace Period ends; and, provided further, that no Optional Grace Period shall exceed forty-five (45) consecutive calendar days and during any three hundred sixty-five (365) day period such Optional Grace Periods shall not exceed an aggregate of sixty (60) calendar days and the first day of any Optional Grace Period must be at least five (5) Business Days after the last day of any prior Optional Grace Period. For purposes of determining the length of an Optional Grace Period, the Optional Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. Section 3.6(a) shall not be applicable during the period of any Optional Grace Period. Upon expiration of an Optional Grace Period, the Company shall again be bound by Section 3.6(a) with respect to any Event giving rise to material non-public information concerning the Company unless disclosing any such Event is no longer applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall

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     cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor's receipt of the notice of an Optional Grace Period and for which the Investor has not yet settled.

     3.7. Stop Orders and Suspensions of Effectiveness. Subject to the Company's rights under Section 3.6, the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment. As soon as practicable, and in any event within two (2) Business Days after the Company receives notice of the issuance of such an order or suspension, the Company will notify Investors' Legal Counsel and each Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     3.8. Inspection of Records; Confidentiality.

          (a) During the Registration Period, the Company shall make available for inspection during normal business hours and upon two (2) Business Days prior notice by (i) any Investor, (ii) Investors' Legal Counsel and (iii) one (1) firm of accountants or other agents reasonably acceptable to the Company and retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause the Company's officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

          (b) Each Inspector will hold in strict confidence, use only in connection with the contemplated offering and not make any disclosure (except to an Investor) of any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or is otherwise required under the Securities Act, (ii) the release of such Records is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement,
     (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party not under an obligation of confidentiality. However, an Inspector may make disclosure of such Records and other information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Inspector ("Inspector Representative"), if the Inspector advises the Inspector Representative of the confidentiality provisions of this Section 3.8(b), but the Inspector will be liable for any act or omission of any of its Inspector Representatives relative to such information as if the act or omission was that of the Inspector. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

     3.9. Disclosure of Investors' Information. The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) the Company reasonably determines disclosure of such information is necessary to comply with federal or state securities laws, or any exchange listing or similar rules and regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was disclosed to the Company by a third party not under an obligation of confidentiality or (vi) such Investor consents to the form and content of any such disclosure. However, the Company may make disclosure of such information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Company ("Company Representative"), if the Company advises the Company Representative of the confidentiality provisions of this Section 3.9, but the Company will be liable for any act or omission of any Company Representatives relative to such information as if the act or omission was that of the Company. If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will (unless legally prohibited from so doing) give prompt written notice to such Investor prior to making such disclosure and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.10. Listing of Registrable Securities. During the Registration Period, the Company shall use its reasonable best efforts to maintain the listing of all of the Registrable Securities on the principal securities exchange or market or trading system, if any, on which the Common Shares are then listed or traded.

     3.11. Delivery of Certificates. The Company shall cooperate with the Investors and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may reasonably request.

     3.12. Updates to Plan of Distribution. At the request of any Investor, provided that Investors holding a majority in interest of the Registrable Securities registered pursuant to the Registration Statement consent, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to change the Plan of Distribution set forth in such Registration Statement.

     3.13. Other Governmental Approvals. The Company shall use reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     3.14. Best Efforts of Company. The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     3.15. Confirmation Upon Effectiveness. Within two (2) Business Days after the Registration Statement that covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit B.

                                   ARTICLE IV
                          OBLIGATIONS OF THE INVESTORS

     4.1. Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company requires from that Investor whether or not such Investor has elected to have any of its Registrable Securities included in the Registration Statement. If the Company has not received the requested information from an Investor by the Business Day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Investor.

     4.2. Further Assurances. Each Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's irrevocable election to exclude all of such Investor's Registrable Securities from such Registration Statement.

     4.3. Suspension of Sales. Upon receipt of any notice from the Company under
Section 3.6, each Investor will immediately discontinue the disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.6 or (ii) the Company advises the Investor that a suspension of sales under Section 3.6 has terminated. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                                   ARTICLE V
                            EXPENSES OF REGISTRATION

     During the Registration Period, in connection with registrations, filings or qualifications pursuant to Article II and Article III, the Company will bear
(i) all reasonable expenses (other than underwriting discounts and commissions, and transfer taxes, if any) incurred in connection with registrations, filings or qualifications pursuant to Article II and Article III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees; (ii) the fees and disbursements of legal counsel for the Company; and (iii) the reasonable fees and disbursements of Investors' Legal Counsel (not to exceed in the aggregate $10,000).

                                   ARTICLE VI
                                INDEMNIFICATION

     In the event that any Registrable Securities are included in the Registration Statement under this Agreement:

     6.1. Indemnification of the Investors. To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any underwriter (as defined in the Securities Act) for the Investors, any directors or officers of such Investor (including for purposes of this Article VI any person who was an Investor) and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act or acts as such Investor's investment advisor (each, an "Investor Indemnified Person") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any final prospectus (as amended or supplemented, if the Company files any amendment or supplement thereto with the
SEC) included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law related to the Registration Statement, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) and (b) being, collectively, "Violations"). Subject to the restrictions set forth in Section
6.3 with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person and each such other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Investor or Investor Indemnified Persons expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3; (ii) does not apply to a Claim arising out of or based on any failure by an Investor or Investor Indemnified Persons to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement contained in the Purchase Agreement, with respect to sales under the Registration Statement, or in this Agreement;
(iii) does not apply to a Claim arising from an offer or sale of Registrable Securities occurring during a period in which sales are suspended in accordance with Section 4.3; and (iv) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under
Article IX.

     6.2. Indemnification of the Company and Certain Shareholders. In connection with the Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange

Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to in clause (a) in Section 6.1 above in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor or its Investor Indemnified Persons expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3; (b) any failure by such Investor or its Investor Indemnified Persons to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement contained in the Purchase Agreement, with respect to sales under the Registration Statement, or in this Agreement; or (c) any offer or sale of Registrable Securities occurring during a period in which sales are suspended in accordance with Section 4.3. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse any legal or other expenses, promptly as such expenses are incurred and due and payable, reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under Article IX.

     6.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Investor Indemnified Person or a Company Indemnified Person, as the case may be (an "Indemnified Person"), under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually and reasonably satisfactory to the indemnifying parties and the Indemnified Person. If the indemnifying party assumes the defense by notice given to the Indemnified Person, then the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, except as expressly provided herein, and the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or 6.2, as applicable). However, the Company will pay for only one separate legal counsel for the Investors collectively, and such legal counsel will be selected in accordance with Section 2.6. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII
                                  CONTRIBUTION

     To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will contribute the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the indemnifying party, but also the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) no Investor will be liable under this Agreement (including this Article
VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities.

                                  ARTICLE VIII
                             EXCHANGE ACT REPORTING

     To make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will, until the end of the Registration Period:

     (a) Use its best efforts to file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 4.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

     (b) Furnish to each Investor, so long as such Investor holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX
                       ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable (in whole or in part) by each Investor to any permitted transferee or assignee of the Registrable Securities if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) such transfer or assignment was not made under the Registration Statement or

Rule 144, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement. Any transferee or assignee of an Investor under Article IX shall be deemed an "Investor" for all purposes of this Agreement and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Investor hereunder.

                                   ARTICLE X
                        AMENDMENT OF REGISTRATION RIGHTS

     This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Investors who then hold at least a majority in interest of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver). Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Registrable Securities without its consent. The Company will promptly notify any Investor not consenting to the amendment of the substance of such amendment.

                                   ARTICLE XI
                                 MISCELLANEOUS

     11.1. Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     11.2. Notices. Except as set forth herein, any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

     11.3. Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

     11.4. Governing Law; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the Company and of the Investors and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the internal laws of Wisconsin without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the internal laws of any other jurisdiction.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     11.5. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     11.6. Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11.7. Successors and Assigns. Subject to the requirements of Article IX, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor's margin or brokerage accounts.

     11.8. Use of Pronouns. All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.9. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     11.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

     11.11. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.12. Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement will be made by the Initial Investors or the Investors holding a majority in interest of the Registrable Securities.

     11.13. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     11.14. Mutual Fund. Certain Investors are registered investment companies entering into this Agreement solely on behalf of one or more of their mutual fund series (each, a "Fund"). With respect to all obligations of a Fund arising out of this Agreement, the Company will look for payment or satisfaction of any claim solely to the assets and property of the applicable Fund.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                     COMPANY:

                                     MIDWEST EXPRESS HOLDINGS, INC.



                                     By: /s/ Robert S. Bahlman
                                         ---------------------------------------
                                         Name: Robert S. Bahlman
                                         Title:Senior Vice President and
                                               Chief Financial Officer



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

                      [INVESTORS' SIGNATURE PAGES OMITTED]

                                     [NAME OF INVESTOR]

                                     Sign Name:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                     Title:
                                                --------------------------------

                                                                       EXHIBIT A


                              PLAN OF DISTRIBUTION

     The selling shareholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling shareholders (including but not limited to persons who receive securities from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling shareholders" in this prospectus. Selling shareholders may sell the securities by one or more of the following methods, without limitation:

     o block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

     o an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

     o ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

     o    privately negotiated transactions, directly or through agents;

     o    short sales;

     o through the writing of options on the securities, whether or the options are listed on an options exchange;

     o through the distribution of the securities by any selling shareholder to its partners, members or stockholders;

     o    one or more underwritten offerings;

     o agreements between a broker or dealer and one or more of the selling shareholders to sell a specified number of the securities at a stipulated price per share; and

     o any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

     The selling shareholders may also transfer the securities by gift. We do not know of any current arrangements by the selling shareholders for the sale or distribution of any of the securities.

     The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's securities will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the securities short, and in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

     The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

     A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered under this prospectus to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan or pledge the securities offered under this prospectus to a broker-dealer and the broker-dealer may sell the securities offered under this prospectus so loaned or upon a default may sell or otherwise transfer the pledged securities offered under this prospectus.

     The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     We have agreed to indemnify the selling shareholders, any underwriter for the selling shareholders, any directors or officers of the selling shareholders and any person who controls (within the meaning of the federal securities laws ) the selling shareholders or acts as an investment advisor to the selling shareholders against specified liabilities, including liabilities under the federal securities laws. The selling shareholders have each agreed, severally and not jointly, to indemnify us, each of our directors, each of our officers who sign the registration statement, each person who controls (within the meaning of the federal securities laws) us and the other selling shareholders, including any director, officer or person who controls (within the meaning of the federal securities laws) the other selling shareholders, against specified liabilities arising from information provided by the selling shareholder for use in this prospectus, including liabilities under the federal securities laws. The selling shareholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

     The securities offered under this prospectus were originally issued to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of (a) the date as of which the selling shareholders may sell all of the shares of common stock subject to this registration statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the Securities Act or (b) the date on which the selling shareholders shall have sold all shares of common stock subject to this registration statement. We have agreed to pay all expenses in connection with this offering, including fees and expenses of a single counsel for the selling shareholders, but not including underwriting discounts, concessions, commissions or fees of the selling shareholders.

     We will not receive any proceeds from sales of any securities by the selling shareholders.

     We cannot assure you that the selling shareholders will sell all or any portion of the securities offered under this prospectus.

     We will supply the selling shareholders and the any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling shareholder, we will file a prospectus supplement setting forth

     o    the aggregate number of shares to be sold;

     o    the purchase price;

     o    the public offering price;

     o    if applicable, the names of any underwriter, agent or broker-dealer;
          and

     o any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

     If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, then we will file a prospectus supplement that includes any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus. We will also file a supplement to this prospectus upon our being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares or as otherwise required by law.

                                                                       EXHIBIT B

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:    _____________________

     Re: Midwest Express Holdings, Inc.

Ladies and Gentlemen:

     We are counsel to Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), and have represented the Company in connection with the Company negotiating and executing that certain Securities Purchase Agreement, dated as of September 29, 2003, by and among the investors named on the signature pages thereto (the "Investors") and the Company (the "Purchase Agreement"). Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to sell to the Investors 1,882,353 shares of the Company's common stock, par value $.01 per share (and, together with any associated Rights (as defined in the Purchase Agreement), the "Securities"). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, dated as of September 29, 2003 (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Securities under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Company's obligations under the Registration Rights Agreement, on _______ ___, 2003, the Company filed the Registration Statement on Form S-1 (File No. 333-_________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The Registration Statement registers the Securities for resale under the Securities Act and names each of the Investors as a selling shareholder thereunder.

     In connection with the Registration Statement, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Securities are available for resale under the Securities Act pursuant to the Registration Statement.

                                     Very truly yours,

                                     [COMPANY'S COUNSEL]

                                     By:_____________________

     CC: [LIST NAMES OF INVESTORS]